Exhibit (a)(1)(v)
PARTICIPANT DIRECTION FORM WITH THE EXCHANGE OFFER FOR METLIFE, INC. COMMON STOCK

Investor ID Number
The undersigned acknowledges receipt of the Offer to Exchange dated August 11, 2008 of MetLife, Inc. (“MetLife”), a Delaware corporation, which together with this Direction Form, constitutes MetLife’s offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (“RGA Class B Stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife Shares”), that are validly tendered and not properly withdrawn in the Exchange Offer.
This Direction Form is being sent to you since our records indicate that you hold shares of MetLife common stock in one or more of the Savings and Investment Plan for Employees of Metropolitan Life, New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust, New England Life Insurance Company Agents’ Retirement Plan and Trust or the New England Life Insurance Company 401(k) Savings Plan and Trust (as applicable to you, the “Plan”).
I/we the undersigned, surrender to you for tendering the MetLife Shares identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side and have full authority to give the instructions in this Direction Form and warrant that the MetLife Shares represented are free and clear of all liens, restrictions, adverse claims and encumbrances. I/we further acknowledge that all terms, conditions and instructions contained in the Cover Letter to this Direction Form are incorporated by reference into this Direction Form.

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE TRUSTEE TABULATOR IN THE ENVELOPE PROVIDED ▲
THE DEADLINE FOR RETURNING THIS DIRECTION FORM IS 5:00 PM, NEW YORK CITY TIME, ON SEPTEMBER 8, 2008 (THE “ELECTION DATE”). THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF SEPTEMBER 11, 2008 UNLESS EXTENDED OR TERMINATED. THE ELECTION DATE IS THREE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. METLIFE SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE ELECTION DATE.
Please note: If the number of MetLife Shares elected in Box 3 above (“Partial Tender”) is greater than the number of equivalent shares held in your Plan account as of 4 p.m. New York City time on September 8, 2008 (Fund balance divided by closing price of MetLife common stock), then your tender election will be deemed invalid and no MetLife Shares will be offered for exchange. Similarly, if you check both Box 2 and Box 3 above, your tender election will be deemed invalid and no MetLife Shares will be offered for exchange.

Important Message

You must complete the section titled, “PLACE AN X IN ONE TENDER BOX ONLY”, and choose either Box 2 or Box 3. Selecting more than one of the tender option boxes (2 or 3) will render your election invalid and no MetLife Shares will be offered for exchange.

If you own less than 100 MetLife Shares and want to participate in the Odd Lot Preference option (defined in the enclosed Cover Letter) check Box 4.

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT IN THE ENVELOPE PROVIDED ▲
     INSTRUCTIONS FOR COMPLETING THE DIRECTION FORM

Œ	Sign, date and include your daytime telephone number in this Direction Form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

	If you are tendering all of your MetLife Shares, check this Box.

Ž	If you are tendering some of your MetLife Shares, check this box and indicate the number of whole shares you wish to tender.

	If you hold less than 100 equivalent shares in your Stock Fund account and wish to participate in the Odd Lot Preference check this box.

HOW TO CONTACT THE INFORMANTION AGENT FOR THE EXCHANGE:

By Mail:	By Telephone:
D.F. King & Co., Inc.	Call toll free: 800-825-0898
48 Wall Street, 22nd Floor New York, New York 10005
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
P.O. Box 3353	Newport Office Center VII
South Hackensack, NJ 07606-3353	480 Washington Boulevard
Attn: Corporate Actions Dept.	Attn: Corporate Actions Dept., 27th Floor
Jersey City, New Jersey 07310